                                          STOCK  PURCHASE   AGREEMENT

THIS  STOCK PURCHASE AGREEMENT is dated and is effective the 22nd  day of March, 2011.

BETWEEN :   CAMBRIDGE PROJECTS  INC., with its address at 245 East Liberty Street, Suite 200, Reno, Nevada 89501, U.S.A.

( hereinafter called  the “ Company ” )

AND :             LOCKSLEY SAMUELS, whose address is 26 Black Birch Way, Kingston 6, Jamaica, W.I.

( hereinafter called the “ Founder  ” )

WHEREAS   the Company is desirous of allotting and issuing Shares to the Founder, on favourable terms, in exchange for debt incurred by the Founder in getting the Company incorporated and development of a business concept and plan, to enable the Company for public listing subsequently.

AND  WHEREAS the Founder has agreed to accept shares in exchange for debt incurred on behalf of the Company,  and the Company has agreed to allot and issue restricted Shares later on the terms and conditions herein set forth :

NOW  THEREFORE  IT  IS  AGREED :

1.         The Founder has expended the following amounts on behalf of the Company, and wishes to be reimbursed for such amounts, namely,

            - Name search of the Company                      $     75

            - Incorporation expenses incurred                   $   330

            - Resident Agent fees for one year                  $   150

            - Minute book and stationary                          $   105

            - Preparation of Company Registration

statement                                                        $1,500

                                                                                ________

              TOTAL   COSTS                                        $ 2,160

                                                                                ________

2.         Both parties agree that the restricted Common stock will be issued to the Founder at the deemed price of $0.0001 per share.

3.         The Company hereby allots and will issue to Locksley Samuels, 21,600,000 of the Shares at a price of US$0.0001 per share, for a total sum of US$2,160. The Shares are hereby allotted and will be issued later on.

4.         The parties hereto agree that any and all taxes which may hereafter be payable on money realized by the Founder on the sale of any of the Shares, which is in excess of the amount paid by the Founder to the Company pursuant to this Agreement, will be the  sole responsibility of the Founder, and the Company or its officers and  directors will not be liable for any such taxes.

                        5.         The Founder understands that he is acquiring the Shares without being furnished any offering literature, prospectus or business plan of the Company, except what is contained in the Registration Statement to be filed with the SEC of the United States, which is available through the internet.

                        6.         The Founder has had an opportunity to ask questions of and receive answers from the Company on matters that pertain to the Company.

7.                  The Founder acknowledges that he is financially able and willing to acquire the Shares for investment purposes; that there will be a twelve month hold on such Shares.

8.         The Founder acknowledges that he either has been advised by her Representative after evaluation of the merits and  risks of an investment in the Shares and the protection of his interests in this transaction, or that he possesses such knowledge and experience to be capable of evaluating the merits and risks of an investment in the Shares and of protecting his interests in this transaction.

9.         The Founder fully understands that the book value of each Share is valued at US$0.0001, and that the sale price of such Shares may not reflect the book value at all.

10.       The Founder acknowledges that such Shares offered in exchange for the debt settlement, may not have a market at all, thereby requiring its investment to be maintained for an indefinite period of time.

            11.       The Founder agrees to indemnify and hold harmless the Company, its directors and officers, from any and against any and all loss, damage or liability due to or arising out of any breach of any representation or warranty of the undersigned contained in this Stock Purchase Agreement.

12.       The undersigned agrees not to transfer or assign this Stock Purchase Agreement, except as provided herein.

13.       The Founder agrees that he will not cancel, terminate or revoke this Stock Purchase Agreement and that this Agreement shall survive the death or disability of the undersigned.

14.       The Founder fully understands and agrees that the Company from time to time will be allotting and issuing Shares from its Treasury to raise funds for the Company’s operations, as well as for acquisitions of businesses and assets. In such cases, the Founder’s Share position in the Company, will be diluted.

15.       All notices or other communications given or made hereunder shall be in writing and shall be mailed by air mail to the Founder at his address set forth above, and to the Company at the address stated above.

16.       This Agreement constitutes the entire agreement between the parties hereto relating to the subject matter hereof and supersedes all prior and contemporaneous agreements, understanding, negotiations and discussions, whether oral or written, of the parties and their representatives, and there are no general or specific warranties, representations, or other agreements  by or among the parties  in connection with the entering into of  this Agreement or the subject matter hereof except as specifically set forth herein.

17.              The Founder declares under penalty of perjury that all of the foregoing information is true and correct.

IN   WITNESS   WHEREOF this Agreement has been executed as of the day, month and year first above written.

CAMBRIDGE PROJECTS  INC.

/s/ Locksley Samuels

___________________________

Authorized Signatory

/s/ Locksley Samuels

___________________________

Locksley Samuels